Exhibit (c) (16)

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

DENALI DISCUSSION MATERIALS

December 22, 2012

STRICTLY PRIVATE AND CONFIDENTIAL

Preliminary Analysis – For Discussion Purposes Only

Strictly Private and Confidential

DENALI DISCUSSION MATERIALS

This presentation was prepared for the benefit and use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed for any other purpose without the prior written consent of J.P. Morgan.

The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects.

Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan.

J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors.

IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by a combination of J.P. Morgan Securities LLC, J.P. Morgan plc, J.P. Morgan Securities Ltd. and the appropriately licensed subsidiaries of JPMorgan Chase & Co. in Asia-Pacific, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, N.A. J.P. Morgan deal team members may be employees of any of the foregoing entities.

DENALI

J.P.Morgan

Preliminary Analysis For Discussion Purposes Only Strictly Private and Confidential

Update since our last meeting

J.P. Morgan met with the Board of Directors on December 6th to review Salamander’s revised bid

On December 9th, Sponsor B formally entered the process, signed an NDA and agreed to submit an initial indication of interest by December 21st

Sponsor B indicated on December 21st it needs additional time

Since then, Sponsor B and its legal and tax advisors have met with Denali management, including the founding shareholder, to perform business, financial and tax diligence

Tax structuring / cash repatriation strategy is a key consideration

Salamander and its legal and tax advisors continue to perform confirmatory due diligence

In addition, Salamander selected four banks to initiate its financing process and is expecting initial proposals on January 3rd and final commitments by mid / late January

BCG has met with Denali management to further review the business model with a focus on building a bottom-up business outlook and assessing public alternatives for Denali

DE N A L I

D E NALI DI S C U S S ION MAT E R I A LS

Preliminary Analysis For Discussion Purposes Only Strictly Private and Confidential

Diligence recap

Sponsor B Salamander

of sessions 10 14 4 sessions since 12/6

covering key topics below

Founding Shareholder (CEO)

Brian Gladden (CFO)

Steve Felice (CCO)

Jeff Clarke (President, EUC)

Key senior Marius Haas (President, ESG)

management1 John Swainson (President, Software)

Suresh Vaswani (President,

Services)

Larry Tu (General Counsel)

Other advisors Manny Maceda (Bain and Company)

E&Y (Tax advisors)

Business Business

EUC, ESG, Services, Software Detailed analysis on attach rates diligence Sales force productivity

Attach rates and cross-sell Customer satisfaction and brand equity

Go-to-market and pricing dynamics Financial

M&A strategy Forecast and budget

Financial Working capital cash flow

Working capital cash flow Cost initiatives

Key topics Segment P&L Financial modeling scenario analysis

Cost initiatives Tax

DFS considerations Ongoing tax structure repatriation strategy

Capitalization 2006 “Global Principal” restructuring

Financial modeling scenario analysis Denali acquisition planning

Tax Other

Existing tax structure Q4 tracking vs. plan

Transaction-related repatriation strategy Financing process

1 Other key senior management involved in the diligence process includes Tom Sweet, Jeff Likosar, Thomas Luttrell, Tom Vallone and Prakash Jothee

DE N A L I D E NALI DI S C U S S ION MAT E R I A LS

Preliminary Analysis For Discussion Purposes Only Strictly Private and Confidential

Potential Denali workflow timeline

December 2012 January 2013

S M T W T F S S M T W T F S

1 1 2 3 4 5

2 3 4 5 6 7 8 6 7 8 9 10 11 12

9 10 11 12 13 14 15 13 14 15 16 17 18 19

16 17 18 19 20 21 22 20 21 22 23 24 25 26

23 24 25 26 27 28 29 27 28 29 30 31

30 31

Date Going private alternative Public alternative

Week of December 17 Salamander kicks off financing process Diligence sessions with management

Refine work plan and ongoing work on business outlook and public alternatives Weeks of December 24- Submission of Sponsor B’s initial Continue work on business outlook and December 31 indication of interest public alternatives

Special Committee Board review of Sponsor B’s indication

Begin continue confirmatory diligence for both sponsors (enlarge circle of advisors and Denali representatives)

Sponsor B to engage financing sources

Distribute purchase agreements

Week of January 7 Receive indications from banks Finalize recommendations

Finalize diligence

Negotiate purchase agreements

Weeks of January 14- Finalize financing commitment papers BCG, J.P. Morgan and Debevoise present January 21 Binding offers received final recommendation on feasibility and

Special Committee meeting to review potential value impact of public alternatives definitive offers to full Board

Full Board meeting to review definitive Next steps / announce recommended offers transaction, as applicable

Finalize negotiations and announce, if applicable

D E NALI DI S C U S S ION MAT E R I A LS

DE N A

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

Key considerations for sale to a strategic

Potential strategic buyers ($ in billions)

Market cap CY13 Revenue Cash Debt CY13 P / E

$238.9 $83.4 $68.9 $14.2 8.9x

$238.5 $51.8 $46.8 $6.2 15.4x

$223.8 $106.8 $14.4 $35.0 11.6x

$175.7 $212.5 $40.2 $13.8 7.8x

$167.5 $39.7 $32.8 $19.8 11.9x

$108.5 $49.9 $43.8 $16.3 10.6x

Market cap CY13 Revenue Cash Debt CY13 P / E

$107.0 $54.4 $17.0 $7.2 10.8x

$94.8 $24.0 $5.8 $5.0 17.2x

$57.0 $23.7 $10.5 $1.7 14.3x

$28.8 $112.1 $11.3 $28.4 4.3x

$9.5 $37.4 $3.9 $0.4 13.9x

Source: Company filings, FactSet as of 12/21/12

DENALI DISCUSSION MATERIALS

DENALI

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